EXHIBIT 10.8


                                                              DESK REFERENCE SET

                     AMENDED AND RESTATED CREDIT AGREEMENT
                      DATED AS OF OCTOBER 31, 1997 BETWEEN

                         LENNAR CAPITAL SERVICES, INC.
                                      AND
                                LENNAR MBS, INC.
                                  AS BORROWERS

                                      AND

                           NATIONSBANK OF TEXAS, N.A.
                                   AS LENDER

                               TABLE OF CONTENTS

1.   Amended and Restated Credit Agreement

2.   Collateral Support and Deficiency Agreement

3.   Amended and Restated Pledge and Security Agreement

4.   Closing Certificate

5.   Opinion of Borrower's Counsel

6.   UCC Financing Statements

                                                               EXECUTION COPY

            ---------------------------------------------------------




                      AMENDED AND RESTATED CREDIT AGREEMENT

                          ----------------------------



                          DATED AS OF OCTOBER 31, 1997

                          ----------------------------



                          LENNAR CAPITAL SERVICES, INC.
                                      AND
                                LENNAR MBS, INC.
                                    BORROWERS

                                       AND

                           NATIONSBANK OF TEXAS, N.A.
                                     LENDER

            ---------------------------------------------------------

                                TABLE OF CONTENTS

SECTION                                                                    PAGE

SECTION 1. DEFINITIONS       ............................................... 2
         1.1 Defined Terms.................................................. 2
         1.2 Other Definitional Provisions..................................13

SECTION 2. AMOUNT AND TERMS OF COMMITMENT...................................14
         2.1 Commitment.....................................................14
         2.2 Note -------...................................................14
         2.3 Procedure for Borrowing........................................14
         2.4 Commitment Fee; Collateral Valuation Fee.......................15
         2.5 Use of Proceeds of Loans.......................................15
         2.6 Termination or Reduction of Commitment.........................15
         2.7 Conversion Options; Minimum Amount of Loans....................15
         2.8 Maximum Number of Eurodollar Tranches..........................16
         2.9 Optional Prepayments...........................................16
         2.10 Mandatory Prepayments or Pledge...............................17
         2.13 Lending Office................................................17
         2.14 Inability to Determine Interest Rate..........................18
         2.15 Payments......................................................18
         2.16 Illegality....................................................18
         2.17 Requirements of Law...........................................19
         2.18 Indemnity.....................................................20

SECTION 3. REPRESENTATIONS AND WARRANTIES...................................21
         3.1 Financial Condition............................................21
         3.2 No Change......................................................22
         3.3 Corporate Existence; Compliance with Law.......................22
         3.4 Corporate Power; Consent; Enforceable Obligations..............22
         3.5 No Legal Bar...................................................22
         3.6 No Material Litigation.........................................23
         3.7 No Default.....................................................23
         3.8 Intellectual Property..........................................23
         3.9  No Burdensome Restrictions....................................23
         3.10  Taxes-.......................................................23

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

         3.11  Federal Regulations..........................................24
         3.12  ERISA........................................................24
         3.13  Investment Company Act; Public Utility Holding Company Act...24
         3.14  Subsidiaries.................................................24
         3.15  Pledge Agreement.............................................24
         3.16  Accuracy and Completeness of Information.....................25
         3.17  Insurance....................................................25
         3.18  Solvency.....................................................25
         3.19  Purpose of Loans.............................................26
         3.20  Environmental Matters........................................26

SECTION 4. CONDITIONS PRECEDENT.............................................27
         4.1 Conditions to Effectiveness....................................27
         4.2 Conditions to Each Loan........................................29

SECTION 5. AFFIRMATIVE COVENANTS............................................30
         5.1 Financial Statements...........................................30
         5.2 Certificates; Other Information................................31
         5.3 Payment of Obligations.........................................32
         5.4 Conduct of Business and Maintenance of Existence...............33
         5.5 Maintenance of Property; Insurance.............................33
         5.6 Inspection of Property; Books and Records; Discussions.........33
         5.7 Notices-----...................................................33
         5.8 Environmental Laws.............................................35
         5.9 Replacement of Acceptable Special Servicer;
             Cooperation....................................................35

SECTION 6. NEGATIVE COVENANTS...............................................36
         6.1 Financial Condition Covenants..................................36
         6.2 Limitation on Indebtedness.....................................36
         6.3 Limitation on Liens............................................37
         6.4 Limitation on Guarantee Obligations............................37
         6.5 Limitations of Fundamental Changes.............................37
         6.6  Transactions with Affiliates..................................38
         6.7  Unrelated Activities..........................................38
         6.8  Limitation on Sale of Assets..................................38

SECTION 7. EVENTS OF DEFAULT ...............................................38

         SECTION 8.  MISCELLANEOUS..........................................41
         8.2 Notices-----...................................................41
         8.3 No Waiver; Cumulative Remedies.................................42
         8.4 Survival of Representations and Warranties.....................42
         8.5 Payment of Expenses and Taxes..................................42
         8.6 Successors and Assigns; Participations; Purchasing Lenders.....43
         8.7 Set-off-----...................................................45
         8.8 Counterparts...................................................46
         8.9 Governing Law..................................................46
         8.10 Interest Rates................................................46
         8.11  Submission To Jurisdiction; Waivers..........................47
         8.12  Waiver Of Jury Trial.........................................48
         8.13  Acknowledgments..............................................48

SCHEDULES

Schedule 1        Eligible Securities on Restatement Date
Schedule 2 Representations and Warranties with Respect to Underlying Commercial Mortgage Loans
Schedule 3        Existing Guarantee Obligations; Material Sales and Purchases
Schedule 4        Existing Indebtedness
Schedule 5        Existing Liens

EXHIBITS

Exhibit A---------Form of Note
Exhibit B---------Form of Collateral Support Agreement
Exhibit C---------Form of Pledge Agreement
Exhibit D---------Form of Borrowing Request
Exhibit E---------Form of Legal Opinion
Exhibit F---------Form of Closing Certificate
Exhibit G---------Form of Covenant Compliance Certificate
Exhibit H---------Form of Summary of Eligible Security Key Data
Exhibit I---------Form of Notice of Amendment to Covenants
Exhibit J---------Form of Commitment Transfer Supplement

                                     -iii-
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                  AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 31,
1997, by and among (i) LENNAR CAPITAL SERVICES, INC., a Florida corporation (formerly known as LENNAR FINANCIAL SERVICES, INC.) ("LCS"), (ii) LENNAR MBS, INC., a Nevada corporation ("LMBS"; LCS and LMBS, each, a "BORROWER", and collectively, the "BORROWERS"), and (iii) NATIONSBANK OF TEXAS, N.A., a national banking association (the "LENDER").

                                    RECITALS

                  WHEREAS, the Borrowers and the Lender are parties to that certain Credit Agreement, dated as of August 25, 1995 (the "EXISTING CREDIT AGREEMENT"), whereunder the Lender agreed to make available to the Borrowers revolving credit loans in an original aggregate principal amount at any one time outstanding not to exceed $25,000,000, the proceeds of which revolving credit loans to be used to finance the acquisition of certain commercial mortgage-backed securities to be pledged as collateral, on the terms and subject to the conditions set forth in the Existing Credit Agreement;

                  WHEREAS, in connection with certain restructuring transactions (the "RESTRUCTURING"), to be consummated on or about the date hereof (the "RESTRUCTURING EFFECTIVE Date"), LCS has changed its name to Lennar Capital Services, Inc., and LNR PROPERTY CORPORATION, a Delaware Corporation (the "Parent") shall replace LENNAR CORPORATION, a Delaware corporation ("PRIOR PARENT") as the ultimate corporate parent of the Borrowers, and as an obligor under the Existing Credit Agreement, a Pledge Agreement, dated as of August 25, 1995 (the "EXISTING PLEDGE AGREEMENT") and a Collateral Support and Final Deficiency Agreement, dated as of August 25, 1995 (the "EXISTING COLLATERAL SUPPORT AGREEMENT");

                  WHEREAS, Prior Parent had agreed to pay any Final Deficiency (as hereinafter defined) that may occur and had the right to pledge Collateral (as so defined) if a Borrowing Base Deficiency (as so defined) occurs and Lender hereby agrees, as of the Restatement Date, to substitute the Parent for Prior Parent under the Existing Pledge Agreement and the Existing Collateral Support Agreement, thereby completely releasing Prior Parent of all duties and obligations thereunder, by executing a new Collateral Support and Deficiency Agreement and amending and restating the Existing Pledge Agreement;

                  WHEREAS, the Lender is willing to continue to make revolving credit loans for the purposes specified above, but only on the terms and subject to the conditions set forth herein; and

                  WHEREAS, the Borrowers and the Lender now desire to amend and restate the Existing Credit Agreement to read in its entirety as set forth herein, such amendment and restatement to become effective upon the date (the "RESTATEMENT DATE") on which the Borrowers have satisfied all conditions precedent more particularly set forth in Section 4.1

(until such time the terms and conditions of the Existing Credit Agreement shall continue in full force and effect).

                  NOW, THEREFORE, the Existing Credit Agreement is amended and restated as in the recitals and as follows:

                  SECTION 1. DEFINITIONS

                  1.1. DEFINED TERMS. As used in this Agreement, the following terms have the following meanings:

                  "ACCEPTABLE SPECIAL SERVICER": shall mean (a) an Affiliate of either Borrower, reasonably acceptable to the Lender, in the business of servicing distressed commercial or multifamily mortgage loans, or (b) any other Person acceptable to the Lender in its sole discretion.

                   "AFFILIATE": any Person which directly or indirectly controls, or is under common control with, or is controlled by, another Person. As used in this definition, "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); PROVIDED that, in any event, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

                  "AGREEMENT": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "APPLICABLE LENDING OFFICE": for each type of Loan, the lending office of the Lender designated for such type of Loan on the signature page hereof (as amended from time to time in accordance with this Agreement) as the office by which its Loans of such Type are to be made and maintained.

                  "APPLICABLE MARGIN": with respect to any Eurodollar Loan, .90% per annum, and with respect to any Federal Funds Rate Loan, 1.15% per annum; PROVIDED, that if at any time the rating assigned to the long-term debt issued by the Parent is eliminated or falls below its initial rating, once established, then the Applicable Margin shall become, as of the date of any such event, with respect to any Eurodollar Loan, 1.15% per annum, and with respect to any Federal Funds Rate Loan, 1.40% per annum, unless such change in rating is waived by the Lender in its sole discretion.

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                  "AVAILABLE COMMITMENT": at any time, an amount equal to the amount by which the Commitment at such time EXCEEDS the unpaid principal amount of all Loans made by the Lender at such time.

                  "BORROWER": as defined in the heading to this Agreement.

                  "BORROWING BASE": at any time, the sum of:

                  (a) 70% of the lesser of (i) the sum of the Market Values of each Pledged Security that is an Eligible Security and (ii) the sum of the Purchase Prices of each Pledged Security that is an Eligible Security MINUS all Principal Paydowns and Realized Losses;

                  (b) 100% of the amount of collected funds standing to the credit of the Cash Collateral Account (as defined in the Pledge Agreement) and official bank checks, certified checks, and DTC drafts held in the Cash Collateral Account; and

                  (c) the Collateral Value of any Other Collateral pledged to the Lender pursuant to the Pledge Agreement.

                  "BORROWING BASE CERTIFICATE": the certificate, substantially in the form of EXHIBIT D, provided by the Borrowers to the Lender pursuant to
Section 5.2(d).

                  "BORROWING BASE DEFICIENCY": as defined in Section 2.10.

                  "BORROWING DATE": any Business Day specified in a notice pursuant to Section 2.3 as a date on which a Borrower requests the Lender to make a Loan hereunder.

                  "BUSINESS DAY": any day (i) on which commercial banks in Dallas, Texas are not authorized or required by law to close and (ii) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "CLOSING DATE": the date on which the Lender makes its initial Loan.

                  "CODE": the Internal Revenue Code of 1986, as amended from time to time.

                  "COLLATERAL": the property and interests in property subject to the Lien of the Pledge Agreement.

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                  "COLLATERAL VALUE": as defined in the Pledge Agreement.

                  "COLLATERAL SUPPORT AGREEMENT": the Collateral Support and Final Deficiency Agreement, dated as of the date hereof, between the Parent and the Lender, substantially in the form of EXHIBIT B, as amended, supplemented or otherwise modified from time to time.

                  "COMMERCIAL MORTGAGE LOAN": a mortgage loan secured by real property and all improvements, buildings, and fixtures thereon constituting a commercial property or a multi-family residential property and excluding, in any event, a mortgage loan secured by a single family residential property.

                  "COMMITMENT": the Lender's obligation to make Loans to the Borrowers pursuant to Section 2.1 in an aggregate amount not to exceed at any one time outstanding $25,000,000.

                  "COMMITMENT PERIOD": the period from and including the date hereof to but not including the Termination Date or such earlier date as the Commitment shall terminate as provided herein.

                  "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with a Borrower within the meaning of Section 4001 of ERISA.

                  "CONSOLIDATED INTANGIBLES": for any Person at a particular date, all assets of the such Person and its Subsidiaries, determined on a consolidated basis at such date, that would be classified as intangible assets in accordance with GAAP, but in any event including, without limitation, purchased mortgage servicing rights, excess servicing rights, unamortized debt discount and expense, unamortized organization and reorganization expense, costs in excess of the net asset value of acquired companies, patents, trade or service marks, franchises, trade names, goodwill and the amount of any write-up in the book value of any assets resulting from any revaluation (other than revaluations arising out of foreign currency valuations in accordance with GAAP) thereof.

                  "CONSOLIDATED NET INCOME": for any Person for any period, the consolidated net income (or deficit) of such Person and its Subsidiaries for such period (taken as a cumulative whole), determined in accordance with GAAP; PROVIDED that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with such Person or any such Subsidiary, (b) the income (or deficit) of any Person (other than a Subsidiary) in which such Person or any such Subsidiary has an ownership interest, except to the extent that any such income has been actually received by such Person or any such Subsidiary in the form of dividends or similar distributions, (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation or Requirement of Law applicable to such Subsidiary, (d) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued no earlier than 12 months prior to the date on which such restoration to income occurs, (e) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets), (f) any write-up of any asset, (g) any net gain from the collection of the proceeds of life insurance policies, (h) any gain arising from the extinguishment, under GAAP, of any Indebtedness, of such Person or any such Subsidiary, (i) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets, and (j) any deferred credit representing the excess of equity in any such Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary.

                  "CONSOLIDATED NET WORTH": for any Person at a particular date, all amounts which would be included under shareholders' equity on a consolidated balance sheet of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP as at such date.

                  "CONSOLIDATED TANGIBLE NET WORTH": for any Person on a particular date, the Consolidated Net Worth of such Person, MINUS the Consolidated Intangibles of such Person.

                  "CONSOLIDATED TOTAL LIABILITIES": for any Person at a particular date, all amounts which would, in conformity with GAAP, be included as liabilities on a consolidated balance sheet of such Person and its Subsidiaries as at such date.

                  "CONTINUE", "CONTINUATION" and "CONTINUED" shall refer to the continuation of a Eurodollar Loan as a Eurodollar Loan from one Interest Period to the next Interest Period.

                  "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

                  "CONVERT", "CONVERSION" and "CONVERTED": shall refer to a conversion of Loans of one Type into Loans of another Type, which may be accompanied by the transfer by the Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

                  "CREDIT PARTIES": the collective reference to the Borrowers and the Parent.

                  "DEFAULT": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "DEFAULT RATE": for any day, the rate per annum equal to rate otherwise applicable to a Loan plus an additional 2.0%.

                                      -5-
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                  "DLJ FINANCING": certain reverse repurchase agreements
pursuant to a letter agreement dated as of October 21, 1997 among DLJ Mortgage Capital, Inc., Parent, LCS and LMBS (and other Affiliates of Borrowers).

                  "DOLLARS" and "$": dollars in lawful currency of the United States of America.

                  "ELIGIBLE SECURITIES": securities listed on Schedule 1 hereto, and any other securities acceptable to the Lender in its sole discretion, which securities, having a rating of B or higher by S&P or Moody's or another nationally recognized rating agency acceptable to the Lender, have been issued pursuant to a pooling and servicing agreement evidencing beneficial interests in one or more pools of Commercial Mortgage Loans serviced by an Acceptable Special Servicer pursuant to a Special Servicing Agreement ("CMB SECURITIES") as to which the review provided for in Section 6.01 of the Pledge Agreement has been completed; PROVIDED that Eligible Securities shall in no event include:

                  (a) a CMB Security that entitles the holder to payments based only or disproportionately on the interest portion of payments on the underlying Commercial Mortgage Loans;

                  (b) a CMB Security that entitles the holder to payments based only or disproportionately on the principal portion of payments on the underlying Commercial Mortgage Loans;

                  (c) a CMB Security that is a "residual certificates" as defined in Section 860G(a)(2) of the Internal Revenue Code of 1986, as amended; and

                  (d) a CMB Security as to which

                      (i) the seller of the underlying Commercial Mortgage Loans has not made representations and warranties to the issuer of such CMB Security at least as favorable as the representations and warranties set forth on Schedule 2 hereto or

                      (ii) the Lender determines in its sole discretion that
                  such CMB Security is no longer acceptable as an Eligible Security.

                  "ENVIRONMENTAL LAWS": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or requirements of law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

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                  "EUROCURRENCY RESERVE REQUIREMENTS": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such Governmental Authority.

                  "EURODOLLAR BASE RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which the Lender is offered Dollar deposits at or about 10:00 A.M., Dallas, Texas time, two Business Days prior to the beginning of such Interest Period by prime banks in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Loans to be outstanding during such Interest Period.

                  "EURODOLLAR LOANS": Loans which bear interest at a rate based upon the Eurodollar Rate.

                  "EURODOLLAR RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such Interest Period in accordance with the following formula (rounded upwards to the nearest 1/100th of one percent):

                              EURODOLLAR BASE RATE
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "EURODOLLAR TRANCHE": the collective reference to Eurodollar Loans the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "EVENT OF DEFAULT": any of the events specified in Section 8; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition has been satisfied.

                  "FEDERAL FUNDS RATE": for any day, the weighted average of the rates per annum on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the date of such transaction received by the Lender from three federal funds brokers of recognized standing selected by it.

                  "FEDERAL FUNDS RATE LOANS": Loans which bear interest at a rate based on the Federal Funds Rate.

                  "FIRST BOSTON FINANCING": certain reverse repurchase agreements pursuant to a letter agreement dated as of June 7, 1996 and October 20, 1997 among CS First Boston (Hong Kong) Limited, Parent, LCS and LMBS (and other Affiliates of Borrowers).

                  "FIRST CHICAGO FINANCING": the Commercial Mortgage-Backed Bond Purchase Agreement, dated as of July 19, 1995, as thereafter amended and restated (as of October 31, 1997) and as thereafter further amended, supplemented or otherwise modified from time to time, among LCS, LMBS, certain Investors (the "INVESTORS"), Preferred Receivables Funding Corp. ("PRFC") and The First National Bank of Chicago, as Agent for the Investors and PRFC.

                  "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time.

                  "GOVERNING DOCUMENTS": as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person.

                  "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "GUARANTEE OBLIGATION": as to any Person, a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock of any corporation or the payment of distributions of a partnership, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of his, her or its obligations or an agreement to assure a creditor against loss, and including without limitation, causing a bank to open a letter of credit for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "INDEBTEDNESS": of a Person, at a particular date, (a) indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such accounts are payable within 90 days of the date the respective goods are delivered or respective services rendered; (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) all Guarantee Obligations of such Person; and (e) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person.

                  "INITIAL LOANS": as defined in Section 4.1.

                  "INSOLVENT": at any time, a Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "INTEREST PAYMENT DATE": (a) as to any Federal Funds Rate Loan, the last day of each calendar month during which such Loan is outstanding, and (b) as to any Eurodollar Loan, the last day of the applicable Interest Period.

                  "INTEREST PERIOD": with respect to any Eurodollar Loan:

                           (a) initially, the period commencing on the borrowing or Conversion date, as the case may be, with respect to such Eurodollar Loan and ending one month, two months or three months thereafter, as selected by the Borrower in its notice of borrowing as provided in
         Section 2.3 or its notice of Conversion, as the case may be, given with respect thereto; and

                           (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one month, two months or three months thereafter, as selected by the Borrower by irrevocable notice to the Lender not less than two Business Days prior to the last day of the then current Interest Period with respect thereto;

PROVIDED that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (i) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (ii) subject to the preceding subparagraph (i), any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date;

                           (iii) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                           (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of principal of any Eurodollar Loan during an Interest Period for such Loan.

                  "LENDER": as defined in the heading to this Agreement.

                  "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing), and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing.

                  "LOAN" and "LOANS": the collective references to Eurodollar Loans and Federal Funds Rate Loans.

                  "LOAN DOCUMENTS": the collective reference to this Agreement, the Note, the Pledge Agreement and the Collateral Support Agreement.

                  "MARKET VALUE": as defined in the Pledge Agreement.

                  "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) or prospects of a Credit Party or a Credit Party and its Subsidiaries, if any, taken as a whole, (b) the validity or enforceability of, or the ability of a Credit Party to perform its obligations under, this Agreement or any other Loan Document to which it is a party, or the rights or remedies of the Lender hereunder or thereunder, (c) the rights and remedies of the Lender under any of the Loan Documents, (d) the timely payment of the principal of or interest on the Loans or (e) the Collateral.

                  "MATERIALS OF ENVIRONMENTAL CONCERN": any petroleum (including crude oil or any fraction thereof) or petroleum products (including, without limitation, gasoline) or any hazardous or toxic substances, materials or wastes, defined as such in or regulated under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, and urea-formaldehyde insulation.

                  "MOODY'S": Moody's Investors Service, Inc., or any successor thereto.

                  "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "NOTE": as defined in Section 2.2.

                  "OBLIGATIONS": means the unpaid principal amount of, and interest (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, or like proceeding, relating to either Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on, the Note, and all other obligations and liabilities of the Credit Parties to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Note or any other Loan Document and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Lender that are required to be paid by the Borrowers pursuant to the terms of the Loan Documents) or otherwise.

                  "OTHER COLLATERAL": as defined in the Pledge Agreement.

                  "PARENT": as defined in the Recitals hereto.

                  "PARENT CREDIT AGREEMENT": the Revolving Credit Agreement contemplated to be entered into by the Parent and a certain lender or lenders, as hereafter amended, supplemented or otherwise modified from time to time, or any replacement therefor or refinancing thereof, whether or not any such replacement or refinancing becomes effective immediately upon the termination of the Parent Credit Agreement, for the purpose of providing for, among other things, general working capital requirements of the Parent.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "PERSON": an individual, partnership, corporation, business trust, joint stock company, trust, voluntary association, joint venture, Governmental Authority or other entity of whatever nature.

                  "PLAN": at any time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "PLEDGE AGREEMENT": the Amended and Restated Pledge and Security Agreement, dated as of the date hereof, made by the Borrowers in favor of the Lender, substantially in the form of EXHIBIT C, as amended, supplemented or otherwise modified from time to time.

                  "PLEDGED SECURITIES": as defined in the Pledge Agreement.

                  "PRINCIPAL PAYDOWNS": for any Eligible Security, all distributions in respect thereof representing payment of amortized principal on the underlying mortgage loans.

                  "PRIOR PARENT": Lennar Corporation, a Delaware corporation.

                  "PROCEEDS": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code and, in any event, shall include, without limitation, all debt-service payments or other income from the Pledged Securities or other securities constituting Collateral, collections thereon or distributions with respect thereto.

                  "PURCHASE PRICE": for any Eligible Security, the price in Dollars at which the applicable Borrower acquired such Eligible Security.

                  "REALIZED LOSSES": for any Eligible Security, all writedowns to the principal balance thereof as a result of losses allocated to such Eligible Security.

                  "REGISTRATION STATEMENT": the General Form for Registration of Securities filed with the Securities and Exchange Commission pursuant to Section 12(b) of the Securities Exchange Act of 1934 in connection with the registration of the securities of the Parent and the Information Statement filed in connection therewith.

                  "REORGANIZATION": at any time, a Multiemployer Plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "REPORTABLE EVENT": any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .17,
 .18, .19 or .20 of PBGC Reg. ss. 2615.

                  "REQUIREMENT OF LAW": as to any Person, the Governing Documents of such Person, if applicable, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "RESTATEMENT DATE": shall have the meaning assigned to that term in the recitals to this Agreement.

                  "RESTRUCTURING": the transactions in which: (i) there is a distribution to the shareholders of Prior Parent of all of the capital stock of the Parent, and (ii) Prior Parent distributes to the Parent the Subsidiaries of Prior Parent's which have been engaged in its real estate investment and management business, as well as some assets of other Subsidiaries which were used in that business and certain other assets, all as more particularly set forth in the Registration Statement.

                  "RESTRUCTURING EFFECTIVE DATE" the date and time upon which the restructuring is completed.

                  "S&P": Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or any successor thereto.

                  "SEC": the Securities and Exchange Commission.

                  "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "SPECIAL SERVICING AGREEMENT": an agreement pursuant to which an Acceptable Special Servicer services Commercial Mortgage Loans underlying a Pledged Security that are in default or have been identified as otherwise requiring special attention or administration, as amended, supplemented or otherwise modified from time to time.

                  "SUBSIDIARY": as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

                  "TERMINATION DATE": August 28, 1998.

                  "TYPE": as to any Loan, its nature as a Eurodollar Loan or a Federal Funds Rate Loan.

                  "UNIFORM COMMERCIAL CODE": as defined in the Pledge Agreement.

                  1.2 OTHER DEFINITIONAL PROVISIONS.

                  (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Note or any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in the Note, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower not defined in Section 1.1 and accounting terms partly defined in
Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule and exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  SECTION 2. AMOUNT AND TERMS OF COMMITMENT

                  2.1 COMMITMENT.

                  (a) Subject to the terms and conditions hereof, the Lender agrees to make revolving credit loans (individually, a "LOAN"; collectively, the "LOANS") to the Borrowers from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed, at the time of the making of such Loan, the lesser of (i) the Borrowing Base at such time, and (ii) the Available Commitment at such time. During the Commitment Period, the Borrowers may use the Commitment by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                  (b) The Loans may be (i) Eurodollar Loans, (ii) Federal Funds Rate Loans, or (iii) a combination thereof, as determined by the Borrower and notified to the Lender in accordance with Section 2.3; PROVIDED, that no Eurodollar Loan shall be made (x) when any Default or Event of Default has occurred and is continuing or (y) after the day that is one month prior to the Termination Date.

                  2.2 NOTE. The Loans made by the Lender shall be evidenced by a single amended and restated promissory note of the Borrowers, substantially in the form of EXHIBIT A (the "NOTE"), payable to the order of the Lender and evidencing the joint and several obligation of the Borrowers to pay a principal amount equal to the lesser of (a) the amount of the Commitment and (b) the aggregate unpaid principal amount of all Loans made by the Lender. The Lender is hereby authorized to record the date, Type and amount of each Loan made or Converted by the Lender, the date and amount of each payment or prepayment of principal thereof, and, in the case of Eurodollar Loans, the Interest Period with respect thereto, on the schedule annexed to and constituting a part of the Note, and any such recordation shall, absent manifest error, constitute PRIMA FACIE evidence of the accuracy of the information so recorded. The Note shall
(x) be dated the Closing Date, (y) be stated to mature on the Termination Date and (z) bear interest on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in
Section 2.11. Interest on the Note shall be payable on the dates specified in
Section 2.11.

                  2.3 PROCEDURE FOR BORROWING. The Borrowers may borrow under the Commitment during the Commitment Period on any Business Day in an aggregate principal amount at any one time outstanding up to but not exceeding the lesser of (a) the Available Commitment then in effect and (b) the Borrowing Base then in effect; PROVIDED that the Borrower shall give the Lender irrevocable notice substantially in the form of EXHIBIT E hereto (which notice must be received by the Lender prior to 10:00 A.M., Dallas, Texas time) (a) two Business Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be Eurodollar Loans, or (b) on the requested Borrowing Date, in the case of Federal Funds Rate Loans, specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Federal Funds Rate Loans or a combination thereof, and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the amount of such Eurodollar Loans and the length of the Interest Period therefor. Each borrowing pursuant to the Commitment shall be in an aggregate principal amount equal to $500,000 or a whole multiple of $100,000 in excess thereof (or, if the then Available Commitment is less than $100,000, such lesser amount). Such borrowing will then be made available to the Borrower in immediately available funds by the Lender crediting the account of the Borrower on the books of the Lender in its office as set forth in Section 8.2, or by wire transfer of such funds to another account designated in writing by the Borrower.

                  2.4 COMMITMENT FEE; COLLATERAL VALUATION FEE. The Borrowers agree to pay to the Lender:

                      (a) a commitment fee from and including the first day of the Commitment Period to the Termination Date, computed at the rate of 3/20 of 1% per annum on the average daily amount of the Available Commitment during the period for which payment is made, payable quarterly in arrears on the last day of each October, January, April and July, commencing on October 31, 1997, and on the Termination Date or such earlier date as the Commitment shall terminate as provided herein; and

                      (b) a collateral valuation fee of $10,000 per annum, payable quarterly in arrears on the last day of each October, January, April and July, commencing on January 31, 1998, and on the Termination Date or such earlier date as the Commitment shall terminate as provided herein.

                  2.5 USE OF PROCEEDS OF LOANS. The Loans shall be used (a) by LCS to purchase Eligible Securities to be held by LCS or to be contributed to LMBS, and (b) by LMBS to purchase Eligible Securities to be held by LMBS.

                  2.6 TERMINATION OR REDUCTION OF COMMITMENT. The Borrowers shall have the right, upon not less than five Business Days' notice to the Lender, to terminate the Commitment or, from time to time, to reduce the amount of the Commitment; PROVIDED, that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the then outstanding principal amount of the Loans would exceed the amount of the Commitment then in effect. Any such reduction shall be in an amount of $500,000, or a whole multiple of $100,000 in excess thereof, and shall reduce permanently the amount of the Commitment then in effect.

                  2.7 CONVERSION OPTIONS; MINIMUM AMOUNT OF LOANS.

                  (a) The Borrower may elect from time to time to Convert Eurodollar Loans to Federal Funds Rate Loans, by giving the Lender prior irrevocable notice of such election notice (which notice must be received by the Lender prior to 10:00 A.M., Dallas, Texas time) on the date of such borrowing; PROVIDED, that any such Conversion of Eurodollar Loans shall only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to Convert Federal Funds Rate Loans to Eurodollar Loans by giving the Lender at least two Business Days' prior irrevocable notice of such election. Any such notice of Conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. All or any part of outstanding Eurodollar Loans, and Federal Funds Rate Loans may be Converted as provided herein; PROVIDED, that (x) no Loan may be Converted into a Eurodollar Loan when any Default or Event of Default has occurred and is continuing, (y) any such Conversion may only be made if, after giving effect thereto, Section 2.8 shall not have been contravened and (z) no Loan may be Converted into a Eurodollar Loan after the date that is one month prior to the Termination Date.

                  (b) Any Eurodollar Loans may be Continued as such upon the expiration of an Interest Period with respect thereto by the Borrower giving notice to the Lender, in accordance with the provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; PROVIDED, that no Eurodollar Loan may be Continued as such (i) when any Default or Event of Default has occurred and is continuing,
(ii) if after giving effect thereto, Section 2.8 would be contravened or (iii) after the date that is one month prior to the Termination Date; and PROVIDED FURTHER, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such Continuation is not permitted pursuant to the preceding proviso, such Loans shall be automatically Converted to Federal Funds Rate Loans on the last day of the then expiring Interest Period with respect thereto.

                  2.8 MAXIMUM NUMBER OF EURODOLLAR TRANCHES. All borrowings, Conversions and Continuations and all selections of Interest Periods hereunder shall be made pursuant to such elections so that, after giving effect thereto, no more than six Eurodollar Tranches shall be in effect at any one time.

                  2.9 OPTIONAL PREPAYMENTS. The Borrowers may on the last day of any Interest Period with respect thereto, in the case of Eurodollar Loans, or at any time and from time to time in the case of Federal Funds Rate Loans, prepay the Loans, in whole or in part, without premium or penalty, upon at least two Business Days' irrevocable notice to the Lender, if all or any part of the Loans to be prepaid are Eurodollar Loans, and same Business Day's irrevocable notice (which notice must be received by the Lender prior to 10:00 A.M., Dallas, Texas time) to the Lender otherwise, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Federal Funds Rate Loans, or a combination thereof, and, if of a combination thereof, the amount allocable to each. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of $500,000, or a whole multiple of $100,000 in excess, thereof, and may only be made if, after giving effect thereto, Section 2.8 shall not have been contravened.

                  2.10 MANDATORY PREPAYMENTS OR PLEDGE. If at any time the aggregate outstanding principal amount of Loans exceeds the Borrowing Base (a "BORROWING BASE DEFICIENCY"), as determined by the Lender and notified to the Borrowers and the Parent on any Business Day, the Borrowers shall no later than one Business Day after receipt of such notice, either prepay the Loans in part or in whole or pledge additional Collateral (which Collateral shall be in form and value acceptable to the Lender) to the Lender, such that after giving effect to such prepayment or pledge the aggregate outstanding principal amount of the Loans is less than or equal to the Borrowing Base. Subject to Section 2.18, in the case of prepayments hereunder, payments shall be applied, at the Borrower's option, to the Type of Loan specified at the time of such prepayment by the Borrower.

                  2.11 INTEREST RATE AND PAYMENT DATES.

                  (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                  (b) Each Federal Funds Rate Loan shall bear interest at a rate equal to the Federal Funds Rate plus the Applicable Margin.

                  (c) If all or a portion of (i) the principal amount of any of the Loans or (ii) the interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) such overdue amount shall bear interest at a rate per annum at the Default Rate from the date of such non-payment until paid in full (both before and after judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date; PROVIDED that interest accruing pursuant to the preceding Section 2.11(d) shall be payable on demand.

                  2.12 COMPUTATION OF INTEREST AND FEES.

                  (a) Commitment fees and interest on Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. The Lender shall as soon as practicable notify the Borrower of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Federal Funds Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change in the Federal Funds Rate is announced, or such change in the Eurocurrency Reserve Requirements shall become effective. The Lender shall as soon as practicable notify the Borrower of the effective date and the amount of each such change.

                  (b) Each determination of an interest rate by the Lender pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower in the absence of manifest error. The Lender shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Lender in determining any interest rate pursuant to Section 2.11(a).

                  2.13 LENDING OFFICE. Loans of each Type made by the Lender shall be made and maintained at the Lender's Applicable Lending Office for Loans of such Type.

                  2.14 INABILITY TO DETERMINE INTEREST RATE. In the event that prior to the first day of any Interest Period:

                          (i) the Lender shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such requested Interest Period; or

                         (ii) the Lender shall have determined (which determination shall be conclusive and binding on the Borrowers) that the interest rate determined pursuant to Section 2.11(a) for such Interest Period does not accurately reflect the cost to the Lender (as conclusively certified by the Lender) of making or maintaining its affected Loans during such Interest Period, the Lender shall forthwith give telecopy or telephonic notice of such determination to the Borrowers as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Federal Funds Rate Loans, (y) any Federal Funds Rate Loans that were to have been Converted on the first day of such Interest Period to Eurodollar Loans shall be Continued as Federal Funds Rate Loans and
(z) any outstanding Eurodollar Loans that were to have been Continued as Eurodollar Loans on the first day of such Interest Period shall be Converted, on the first day of such Interest Period, to Federal Funds Rate Loans. Until such notice has been withdrawn by the Lender, no further Eurodollar Loans shall be made, nor shall the Borrower have the right to convert Federal Funds Rate Loans to Eurodollar Loans.

                  2.15 PAYMENTS. All payments (including prepayments) to be made by the Borrower hereunder and under the Note, whether on account of principal, interest, fees, reimbursement obligations or otherwise, shall be made without set-off or counterclaim and shall be made to the Lender's office set forth in
Section 8.2, in lawful money of the United States of America and in immediately available funds. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day.

                  2.16 ILLEGALITY. Notwithstanding any other provisions herein, if any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for the Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, the Lender shall promptly notify the Borrower thereof and (a) the commitment of the Lender hereunder to make Eurodollar Loans, Continue Eurodollar Loans as such or Convert Federal Funds Rate Loans to Eurodollar Loans shall forthwith be suspended until such time as the Lender may again make and maintain Eurodollar Loans and (b) the Lender's Loans then outstanding as Eurodollar Loans, if any, shall be Converted automatically to Federal Funds Rate Loans on the respective last day of then current Interest Periods with respect to such Loans or within such earlier period as is required by law. If any such Conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.18.

                  2.17 REQUIREMENTS OF LAW.

                  (a) In the event that any change in any Requirement of Law or in the interpretation or application thereof or compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                          (i) shall subject the Lender to any tax of any kind whatsoever with respect to this Agreement, the Note or any Eurodollar Loans made by it, or change the basis of taxation of payments to the Lender in respect thereof (except for changes in the rate of tax on the overall net income of the Lender);

                         (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of the Lender which are not otherwise included in the determination of the Eurodollar Rate; or

                        (iii) shall impose on the Lender any other related condition;

and the result of any of the foregoing is to increase the cost to the Lender, by any amount which the Lender reasonably deems to be material, of making, Converting into, Continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect of such Eurodollar Loans then, in any such case, the Borrowers shall pay to the Lender, promptly after the Borrowers' receipt of notice given in accordance with paragraph (c), below, any additional amounts necessary to compensate the Lender for such additional cost or reduced amount receivable.

                  (b) In the event that the Lender shall have determined that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by the Lender or any corporation controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on the Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which the Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by the Lender to be material, then from time to time, the Borrowers shall pay to the Lender, promptly after the Borrowers' receipt of notice given in accordance with paragraph (c) below, such additional amount or amounts as will compensate the Lender for such reduction.

                  (c) The Lender shall notify the Borrowers of any event occurring after the date of this Agreement entitling the Lender to compensation under paragraph (a) or (b) of this Section 2.17 as promptly as practicable. The Lender will designate a different Applicable Lending Office for the Loans affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of the Lender, be disadvantageous to the Lender. The Lender will furnish to the Borrowers a certificate setting forth the basis and amount (including calculations of any such amount in reasonable detail) of each request by the Lender for compensation under paragraph (a) or (b) of this Section 2.17. Determinations and allocations by the Lender for purposes of this Section 2.17 of the effect of any change in any Requirement of Law pursuant to paragraph (a) of this Section 2.17, or of the effect of capital maintained pursuant to paragraph (b) of this Section 2.17, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate the Lender under this Section 2.17, shall be conclusive, absent manifest error; PROVIDED that such determinations and allocations are made on a reasonable basis.

                  (d) This Section 2.17 shall survive the termination of this Agreement and payment of the Note.

                  2.18 INDEMNITY. Each Borrower jointly and severally agrees to indemnify the Lender and to hold the Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of (a) default by either Borrower in payment when due of the principal amount of or interest on any Eurodollar Loans, (b) default by either Borrower in making a borrowing or Conversion after such Borrower has given a notice of borrowing in accordance with Section 2.3 or a notice of Conversion pursuant to Section 2.7, (c) default by either Borrower in making any prepayment after such Borrower has given a notice in accordance with Section 2.9 or a prepayment of a Eurodollar Loan on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it to maintain its Eurodollar Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. This Section 2.18 shall survive termination of this Agreement and payment of the Note.

                  SECTION 3. REPRESENTATIONS AND WARRANTIES

                  In order to induce the Lender to enter into this Agreement and to make the Loans herein provided for, each Borrower hereby represents and warrants to the Lender that:

                  3.1 FINANCIAL CONDITION.

                  (a) The unaudited consolidated balance sheet of LCS and its consolidated Subsidiaries as at May 31, 1997 and the related consolidated statements of income for the fiscal year ended on such date, reported on by a Responsible Officer, copies of which have heretofore been furnished to the Lender, are complete and correct and present fairly the consolidated financial condition of LCS and its consolidated Subsidiaries as at such date, and the consolidated results of their operations for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein).

                  (b) The unaudited combined balance sheet of the Parent and its consolidated Subsidiaries as at November 30, 1996 and the related combined statements of income, operations, retained earnings and cash flows for the fiscal year ended on such date and its financial statements of income and operations for the six-month period ended May 31, 1997, reported on by a Responsible Officer, all in the form as set forth in the Registration Statement, which have been prepared to reflect the Parent and its Subsidiaries as a separate combined group for such period, and have been extracted from the financial statements of Prior Parent using Prior Parent's historical results of operation and historical results of operation and historical cost basis of its assets and liabilities which are used in the businesses being operated by the Parent and its Subsidiaries; copies of which have heretofore been furnished to the Lender, are complete and correct and present fairly the consolidated financial condition of the Parent and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by a Responsible Officer, as the case may be, and as disclosed therein).

                  (c) Except as fully reflected in the financial statements referred to in Sections 3.1(a) and (b) or in Schedule 3, as of the Restructuring Effective Date, there are no liabilities or obligations with respect to Borrower of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, are material to Borrower. Except as set forth in Schedule 3, as of the Effective Date, the Borrower knows of no basis for the assertion against the Borrower of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements referred to in Sections 3.1(a) or (b) which, either individually or in the aggregate, could be expected to have a Material Adverse Effect.

                  3.2 NO CHANGE. Since May 31, 1997, there has been no development or event nor any prospective development or event, which has had or could reasonably be expected to have a Material Adverse Effect, excluding structural, but not financial changes, which may occur in connection with the Restructuring.

                  3.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Credit Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is in compliance in all material respects with all Requirements of Law, and (d) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except, with respect to the preceding clause (d), to the extent that the failure to be so qualified and in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  3.4 CORPORATE POWER; CONSENT; ENFORCEABLE OBLIGATIONS.

                  (a) Each Credit Party has the corporate power and authority and the legal right to make, deliver and perform the Loan Documents to which it is a party, in the case of each Borrower to borrow hereunder, and to grant Liens pursuant to the Pledge Agreement and has taken all necessary corporate action to authorize, in the case of each Borrower the borrowings on the terms and conditions of this Agreement and the Note, the granting of Liens pursuant to the Pledge Agreement and the execution, delivery and performance of the Loan Documents to which it is a party.

                  (b) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which a Credit Party is a party, except for consents, authorizations and filings which have been obtained or made, as the case may be, and are in full force and effect.

                  (c) Each Loan Document to which a Credit Party is a party has been duly executed and delivered on behalf of such Credit Party, and each such Loan Document constitutes the legal, valid and binding obligation of the Credit Party thereto, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  3.5 NO LEGAL BAR. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party will not violate any Requirement of Law or any Contractual Obligation of such Credit Party and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than the Liens created by the Pledge Agreement in favor of the Lender).

                  3.6 NO MATERIAL LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of each Borrower, threatened by or against any Credit Party or against any of its respective properties or revenues (a) with respect to this Agreement, the Notes or the other Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

                  3.7 NO DEFAULT. No Credit Party is in default under or with respect to any Contractual Obligation in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  3.8 INTELLECTUAL PROPERTY. Each Credit Party owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes ("INTELLECTUAL PROPERTY") believed to be necessary for the conduct of its business as currently conducted except for such Intellectual Property the failure to own or license which could not reasonably be expected to have a Material Adverse Effect. As of the Restatement Date, no claim is pending, or to the best knowledge of each Borrower has been asserted, by any Person challenging or questioning the use of any the Intellectual Property or the validity or effectiveness of any valid basis for any such claim. After the Restatement Date, no claim is pending or has been asserted by any Person challenging or questioning the use of any the Intellectual Property or the validity or effectiveness of any valid basis for any such claim which, if such claim were adversely determined, could reasonably be expected to have a Material Adverse Effect. The use by a Credit Party of the Intellectual Property does not infringe on the valid intellectual property rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  3.9 NO BURDENSOME RESTRICTIONS. No Contractual Obligation of a Credit Party and no Requirement of Law applicable to a Credit Party could reasonably be expected to have a Material Adverse Effect.

                  3.10 TAXES. Each Credit Party has filed or caused to be filed all tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings, with respect to which reserves in conformity with GAAP have been provided on the books of such Credit Party, and which, if such contest were adversely determined, could not reasonably be expected to have a Material Adverse Effect); and no tax liens have been filed and, to the best knowledge of each Borrower, no claims are being asserted with respect to any such taxes, fees or other charges.

                  3.11 FEDERAL REGULATIONS. No part of the proceeds of any Loans hereunder will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board of Governors. If requested by the Lender, each Borrower will furnish to the Lender a statement to the foregoing effect in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U.

                  3.12 ERISA. No Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. The present value of all benefits vested under each Single Employer Plan maintained by each Credit Party or any Commonly Controlled Entity (based on the current liability interest rate and other assumption used in preparation of the Plan's Form 4400 Annual Report) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. No Credit Party nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and no Credit Party nor any Commonly Controlled Entity would become subject to any liability under ERISA if such Credit Party or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which such representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. There are no material liabilities of any Credit Party or any Commonly Controlled Entity for post-retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as described in Section 3(1) of ERISA).

                  3.13 INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Neither Borrower is (a) an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended or (b) a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  3.14 SUBSIDIARIES. As of the Restatement Date:

                  (a) LCS is a wholly-owned Subsidiary of the Parent;

                  (b) LMBS is a wholly-owned Subsidiary of LCS; and

                  (c) LMBS has no Subsidiaries.

                  3.15 PLEDGE AGREEMENT.

                  (a) The provisions of the Pledge Agreement are effective to create in favor of the Lender for the ratable benefit of the Lender and the Issuer, a legal, valid and enforceable security interest in all right, title and interest of the Borrower party thereto in the "Collateral" described therein.

                  (b) When certificates representing the Pledged Securities that are certificated securities (as defined in the Uniform Commercial Code) are delivered to the Lender, together with bond powers endorsed in blank by a duly authorized officer of the applicable Borrower, and when the other actions specified in Section 3(b) are taken the Pledge Agreement shall constitute a fully perfected first lien on, and security interest in, all right, title and interest the Borrowers in the "Collateral" described therein.

                  3.16  ACCURACY AND COMPLETENESS OF INFORMATION.

                  (a) All factual information, reports and other papers and data with respect to the Credit Parties (other than projections) furnished, and all factual statements and representations made, to the Lender by a Borrower, or on behalf of a Borrower, were, at the time the same were so furnished or made, when taken together with all such other factual information, reports and other papers and data previously so furnished and all such other factual statements and representations previously so made, complete and correct in all material respects, to the extent necessary to give the Lender true and accurate knowledge of the subject matter thereof in all material respects, and did not, as of the date so furnished or made, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which the same were made.

                  (b) All projections with respect to the Credit Parties furnished by or on behalf of a Borrower to the Lender were prepared and presented in good faith by or on behalf of such Borrower. No fact is known to a Borrower which materially and adversely affects or in the future is reasonably likely (so far as such Borrower can reasonably foresee) to have a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 3.1 or in such information, reports, papers and data or otherwise disclosed in writing to the Lender prior to the Restatement Date.

                  3.17 INSURANCE. Each Borrower has, with respect to its properties and business, insurance meeting the requirements of Section 5.5.

                  3.18 SOLVENCY. On the Restatement Date, after giving effect to the incurrence of all indebtedness and obligations being incurred on or prior to such date in connection herewith, (i) the amount of the "present fair saleable value" of the assets of each Borrower will, as of such date, exceed the amount of all "liabilities of such Borrower, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (ii) the present fair saleable value of the assets of such Borrower will, as of such date, be greater than the amount that will be required to pay such Borrower's liability on its debts as such debts become absolute and matured, (iii) no Borrower will have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (iv) any Borrower will be able to pay its debts as they mature. For purposes of this Section 3.19, "debt" means "liability on a claim", "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  3.19 PURPOSE OF LOANS. The proceeds of the Loans shall be used by the Borrowers for the purpose set forth in Section 2.5.

                  3.20 ENVIRONMENTAL MATTERS. Except insofar as there is no reasonable likelihood of a Material Adverse Effect arising from any combination of facts or circumstances inconsistent with any of the following:

                  (a) No properties owned or leased by a Credit Party or any of its Subsidiaries and, to the knowledge of each of the Borrowers and each of its Subsidiaries, no properties formerly owned or leased by a Credit Party, its predecessors, or any former subsidiaries or predecessors thereof and no properties subject to a Commercial Mortgage Loan underlying Pledged Security (the "PROPERTIES"), contain, or have previously contained, any Materials of Environmental Concern in amounts or concentrations which constitute or constituted a violation of, or reasonably could be expected to give rise to liability under, Environmental Laws.

                  (b) Each of the Credit Parties and its Subsidiaries is in compliance, and has in the last five years been in compliance, with all applicable Environmental Laws, and there is no violation of any Environmental Laws which reasonably could be expected to interfere with the continued operations of such Credit Party or such Subsidiaries.

                  (c) None of the Credit Parties nor any of their Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability under any Environmental Law, nor do any of the Credit Parties or any of their Subsidiaries have knowledge that any such notice will be received or is being threatened.

                  (d) Materials of Environmental Concern have not been (i) transported or disposed by any of the Credit Parties or any of their Subsidiaries in violation of, or in a manner or to a location which reasonably could be expected to give rise to liability under, any applicable Environmental Law, nor (ii) has any of them generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that reasonably could be expected to give rise to liability under, any applicable Environmental Law.

                  (e) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of each of the Credit Parties and each of their Subsidiaries, threatened, under any Environmental Law which any of the Credit Parties or any of their Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements arising out of judicial proceedings or governmental or administrative actions, outstanding under any Environmental Law to which any of them is a party.

                  (f) There has been no release or, to the best knowledge of any Borrower, threat of release of Materials of Environmental Concern in violation of or in amounts or in a manner that reasonably could be expected to give rise to liability under any Environmental Law for which any of the Credit Parties or any of the Subsidiaries may become liable.

                  SECTION 4. CONDITIONS PRECEDENT

                  4.1 CONDITIONS TO EFFECTIVENESS. The amendment and restatement to the Existing Credit Agreement embodied in this Agreement shall become effective upon the satisfaction of the following conditions precedent:

                  (a) RESTRUCTURING. The Restructuring shall have been completed, and the Lender shall have received evidence of the satisfactory completion of the Restructuring in form and substance satisfactory to the Lender and its counsel, as follows:

                           (i) the legal opinion of Rubin, Baum, Levin,
Constant, Friedman & Bilzin, counsel to the Credit Parties, attesting that the Restructuring has been consummated in accordance with the Separation and Distribution Agreement, in rendering its opinion such counsel may rely on the opinion of Rogers & Wells given for such purposes;

                           (ii) the certificate of a Responsible Officer that
the Restructuring has been consummated and that the financial and equity condition of the Parent, as of the Restatement Date, is substantially the same as that stated in the Registration Statement and its corresponding Form 10 relating to the Prior Parent which has been provided to Lender.

                  (b) LOAN DOCUMENTS. The Lender shall have received:

                           (i) this Agreement, executed and delivered by a duly
                  authorized officer of each Borrower;

                           (ii) the Note, conforming to the requirements hereof
                  and executed and delivered by a duly authorized officer of each Borrower;

                           (iii) the Pledge Agreement, executed and delivered by
                  a duly authorized officer of each Credit Party and Prior Parent, together with (A) certificates representing all of the Pledged Securities pledged on the Restatement Date, (B) an undated bond power for each such certificate, endorsed in blank by a duly authorized officer of the applicable Borrower, and (C) for all certificates pledged prior to the Restatement Date under the Existing Credit Agreement, a replacement undated bond power for each such certificate, endorsed in blank by a duly authorized officer of the applicable Borrower; and

                           (iv) the Collateral Support Agreement, executed and
                  delivered by a duly authorized officer of the Parent.

                           (c) LEGAL OPINION. The Lender shall have received the executed legal opinion of of Rubin, Baum, Levin, Constant, Friedman & Bilzin, counsel to the Credit Parties, substantially in the form of EXHIBIT F, with such changes therein as shall be requested or approved by the Lender.

                           (d) CLOSING CERTIFICATE. The Lender shall have received a Closing Certificate of the Credit Parties, dated the Restatement Date, substantially in the form of EXHIBIT G, with appropriate insertions, satisfactory in form and substance to the Lender and its counsel, executed by a Responsible Officer and the Secretary or Assistant Secretary of each of the Credit Parties.

                           (e) GOVERNING DOCUMENTS. The Lender shall have received true and complete copies of the Governing Documents of each Credit Party, certified as of the Restatement Date as true, complete and correct copies thereof by the Secretary or an Assistant Secretary of such Credit Party.

                           (f) GOOD STANDING CERTIFICATES. The Lender shall have received copies of certificates dated as of a recent date from the Secretary of State or other appropriate authority of such jurisdiction, evidencing the good standing of each Credit Party in each State where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign corporation except where the failure to so qualify would not have a Material Adverse Effect.

                           (g) CORPORATE PROCEEDINGS OF CREDIT PARTIES. The Lender shall have received a copy, in form and substance reasonably satisfactory to the Lender, of the resolutions of the Board of Directors of each of the Credit Parties, authorizing (i) in the case of the Borrowers, the execution, delivery and performance of this Agreement, the Notes, the Pledge Agreement, the borrowings contemplated hereunder, the granting of Liens pursuant to the Pledge Agreement, and
         (ii) in the case of the Parent, the execution, delivery and performance of this Agreement, the Pledge Agreement and the Collateral Support Agreement, in each case certified by the Secretary or an Assistant Secretary of the relevant Credit Party as of the Restatement Date, which certificates shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

                           (h) INCUMBENCY CERTIFICATES. The Lender shall have received a certificate of the Secretary or an Assistant Secretary of each Credit Party, dated the Restatement Date, as to the incumbency and signature of the officers of each Credit Party executing each Loan Document to which it is a party and any certificate or other document to be delivered by it pursuant hereto and thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

                           (i) CONSENTS, LICENSES, APPROVALS, ETC. The Lender shall have received a certificate of a Responsible Officer of the Borrower (i) attaching copies of all consents, authorizations and filings referred to in Section 3.4(b), if any, and (ii) stating that any such consents, authorizations or approvals shall be in full force and effect, each such consent, authorization and filing shall be in form and substance satisfactory to the Lender, and there shall have occurred the expiration of all applicable waiting periods.

                           (j) LITIGATION. No suit, action, investigation, inquiry or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with any Loan Document, or any of the transactions contemplated thereby or (ii) which, in any such case, in the judgment of the Lender, could reasonably be expected to have a Material Adverse Effect.

                           (k) NO VIOLATION. The consummation of the transactions contemplated hereby and by the other Loan Documents shall not contravene, violate or conflict with, nor involve the Lender in a violation of, any Requirement of Law.

                           (l) AMENDMENTS TO LCS AGREEMENTS. LCS shall have caused all existing agreements which LCS has entered into with the Parent or any other Affiliate of LCS, pursuant to which LCS has incurred Indebtedness, to be amended to provide that the Parent or other such Affiliate agrees not to commence or join in any proceedings against LCS or any of its Subsidiaries of the type described in Section 8(h), and the Lender shall have received copies of all such amendments and agreements certified as true and correct by the Secretary or, Assistant Secretary of LCS.

                  4.2 CONDITIONS TO EACH LOAN. The agreement of the Lender to make any Loan requested to be made by it on any date (including, without limitation, the initial Loan requested to be made by it) is subject to the satisfaction of the following conditions precedent as of the date such Loan is requested to be made:

                           (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Credit Parties in or pursuant to this Agreement or the other Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                           (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

                           (c) ADDITIONAL DOCUMENTS. The Lender shall have received each additional document, instrument, legal opinion or item of information reasonably requested by the Lender.

                           (d) ADDITIONAL MATTERS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Lender, and the Lender shall have received such other documents, legal opinions and other opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by a Borrower hereunder shall constitute a representation and warranty by the Borrowers as of the date of such borrowing that the conditions contained in this Section 4.2 have been satisfied.

                  SECTION 5. AFFIRMATIVE COVENANTS

                  The Borrowers hereby agree that, so long as the Commitment remains in effect, the Note remains outstanding and unpaid or any other amount is owing to the Lender hereunder, Borrowers shall:

                  5.1 FINANCIAL STATEMENTS. Furnish to the Lender:

                  (a) as soon as available, but in any event within 120 days after the end of each fiscal year of LCS, a copy of the unaudited consolidated balance sheet of LCS and its consolidated Subsidiaries as at the end of such fiscal year, together with the related consolidated statements of incomes and cash flows, as of and through the end of such fiscal year, setting forth in each case in comparative form the figures for the preceding fiscal year, reported on by a Responsible Officer, and if requested by the Lender, the unaudited consolidating balance sheet of LCS and its subsidiaries as at the end of such fiscal year, together with the related consolidating statements of income and cash flows as of and through the end of such fiscal year, setting forth in each case in comparative form the figures of the preceding fiscal year;

                  (b) as soon as available, and in any event within 60 days after the end of each of the first three quarters of each fiscal year of LCS, a copy of (x) LCS's unaudited consolidated and consolidating balance sheet as of the end of such quarter, and (y) the related unaudited consolidated and consolidating statement of income and cash flows for such quarter and for the period from the beginning of the then current fiscal year of LCS to the end of such quarter and for the comparable periods in the preceding fiscal year, reported on by a Responsible Officer;

                  (c) as soon as available, and in any event within 60 days after the end of each calender month, a copy of (x) LCS's consolidated balance sheets as of the end of such month and (y) the related consolidated Statement of income and cash flows for such month and the period from the beginning of the then current fiscal year of LCS to the end of such month and for the comparable periods in the preceding fiscal year throughout the periods involved, reported on by a Responsible Officer;

                  (d) as soon as available in any event within 120 days after the end of each fiscal year of the Parent, a consolidated balance sheet of the Parent and its subsidiaries as of the end of that fiscal year and the related consolidated statements of earnings, stockholders' equity and cash flows for that fiscal year, all with accompanying notes and schedules; reported upon by Deloitte and Touche, LLP or another firm of independent certified public accountants of recognized standing selected by the Parent (such audit report shall be unqualified except for qualifications relating to changes in United States general accepted principles of accounts and required or approved by the Parent's independent certified public accountants). Notwithstanding the foregoing, the Parent may satisfy its obligations by furnishing copies of the Parent's annual report on Form 10-K in respect of such fiscal year, together with the financial statements required to be attached thereto, provided the Parent is required to file such annual report on Form 10-K with the SEC and such filing is actually made;

                  (e) as soon as available and in any event within 60 days after the end of each of the first three quarters, and within 120 days after the end of the fourth quarter of each fiscal year of the Parent, a consolidated balance sheet of the Parent and its subsidiaries as of the end of that quarter, and the related consolidated statements of earnings of the Parent and its subsidiaries for the period from the beginning of the fiscal year to the end of that quarter, certified to be true and accurate subject to normal year-end audit adjustments, by a Responsible Officer of the Parent. Notwithstanding the foregoing, the Parent may satisfy its obligations by furnishing copies of the Parent's quarterly report on Form 10-Q in respect of such fiscal quarter, together with the financial statements required to be attached thereto, provided the Parent is required to file such annual report on Form 10-Q with the SEC and such filing is actually made;

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants or Responsible Officer, as the case may be, and disclosed therein).

                  5.2 CERTIFICATES; OTHER INFORMATION. Furnish to the Lender:

                           (a) concurrently with the delivery of the financial statements referred to in Section 5.1(d) and (e) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in the course of making the examination necessary therefor, no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                           (b) concurrently with the delivery of the financial statements referred to in Sections 5.1(a), (b) and (c) above, a certificate of a Responsible Officer substantially in the form of EXHIBIT H, (i) stating that, to the best of such officer's knowledge, each Credit Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and in the other Loan Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) showing in detail the breakdown and calculation of the Borrowers' compliance with the requirements of Sections 6.1(a) and 6.1(b) and the Parent's compliance with the requirements of Sections 3(a) and 3(b) of the Collateral Support Agreement;

                           (c) no later than the fifteenth day of each month, with respect to each Pledged Security, a Summary of Eligible Security Key Data, substantially in the form of EXHIBIT I, properly completed;

                           (d) within fifteen days following the end of each month, a Borrowing Base Certificate showing the Borrowing Base as of the last day of such month, certified as complete and correct by a Responsible Officer of each Borrower;

                           (e) promptly upon receipt thereof, copies of all reports submitted to any Credit Party or any Subsidiary by independent certified public accountants in connection with each annual, interim or special audit of the books and record of such Credit Party or such Subsidiary made by such accountants, including, without limitation, any management letter commenting on such Borrower's internal controls submitted by such accountants to management in connection with their annual audit;

                           (f) within fifteen days after the same are sent, copies of all financial statements and reports which a Credit Party sends to its stockholders, within fifteen days after the same are filed, copies of all financial statements and reports which a Credit Party may make to, or file with any securities exchange or the Securities and Exchange Commission or any successor or analogous Governmental Authority, and promptly upon their becoming available, copies of all other notices and proxy statements sent or made available generally and all final registration statements and final prospectuses, if any, filed by a Credit Party with any securities exchange or with the Securities and Exchange Commission;

                           (g) promptly upon receipt thereof, copies of any and all reports and other information delivered to any Credit Party in its capacity as a holder of any Pledged Security or to any Credit Party or any Affiliate of any Credit Party in its capacity as an Acceptable Special Servicer or otherwise pertaining to the Commercial Mortgage Loans underlying any Pledged Security; and

                           (h) promptly, such additional financial and other information as the Lender may from time to time reasonably request.

                  5.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of any Credit Party or its Subsidiaries.

                  5.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 6.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably likely to have a Material Adverse Effect, provided that the structural changes in connection with the Restructuring shall be permissible.

                  5.5 MAINTENANCE OF PROPERTY; INSURANCE. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried.

                  5.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of any Credit Party or its Subsidiaries with officers and employees of such Credit Party or such Subsidiaries and with its independent certified public accountants.

                  5.7 NOTICES. Promptly give notice to the Lender:

                           (a) of the occurrence of any Default or Event of Default;

                           (b) of any (i) default or event of default under any Contractual Obligation of any Credit Party or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between any Credit Party or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                           (c) of any litigation or proceeding affecting either Borrower or any of the Subsidiaries (ii) in which the amount involved is $500,000 or more and not covered by insurance or (ii) in which injunctive or similar relief is sought and where, if adversely determined, such litigation or proceeding could reasonably be expected to have a Material Adverse Effect;

                           (d) of the following events, as soon as possible and in any event within 30 days after any Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or any Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan, to the extent that any of the events set forth in this Section 5.7(d) could reasonably be expected to result in a liability to the Borrower or any Subsidiary of $500,000 or more;

                           (e) of the resignation or termination of any Acceptable Special Servicer under any Special Servicing Agreement with respect to any Pledged Security;

                           (f) of the conveyance, sale, lease, assignment, transfer or other disposition (any such transaction, or related series of transactions, a "SALE") of any property, business or assets ("PROPERTY") of any Credit Party whether now owned or hereafter acquired, with the exception of any Sale of Property by a Credit Party:

                                    (i)  for Parent, the net proceeds of which
                                         aggregate less than $1,000,000; for any
                                         other Credit Party, the net proceeds of
                                         which aggregate less than $250,000 in
                                         the aggregate; and

                                    (ii) which is not material to the conduct of
                                         its business and is effected in the
                                         ordinary course of business;

                           (g) of the execution of the Parent Credit Agreement or subsequent amendment thereto, within 10 days thereof in either case, together with copy of any such agreement or amendment;

                           (h) of the establishment of a rating assigned to the long-term unsecured debt issued by the Parent by Moody's or S&P (or other rating agency acceptable to Lender), and of any downgrade in such rating once established;

                           (i) of the downgrading or elimination by S&P or Moody's of the rating of any Pledged Security;

                           (j) of any loss or expected loss in respect of any Pledged Security, or any other event or change in circumstances or expected event or change in circumstances that could be reasonably be expected to result in a material decline in value of any Pledged Security;

                           (k) of the formation of any Subsidiary of any Credit Party; and

                           (l) of any event or change in circumstances which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

                  5.8 ENVIRONMENTAL LAWS.

                  (a) Comply, and undertake all reasonable efforts to ensure compliance by all tenants and subtenants, if any, in all material respects with all applicable Environmental Laws and obtain and comply with and maintain, and undertake all reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, in all material respects any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws;

                  (b) Conduct and complete in all material respects all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws in each case except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceeding could not be reasonably expected to have a Material Adverse Effect; and

                  (c) Defend, indemnify and hold harmless the Lender, and its parent, subsidiaries, affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, losses, costs and expenses of whatever kind or nature, know or unknown, contingent or otherwise, arising out of, or in any way relating to any asserted or established violation of, noncompliance with or liability under any Environmental Laws by any Borrower or any of its Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement and repayment in full of the Note.

                  5.9 REPLACEMENT OF ACCEPTABLE SPECIAL SERVICER; COOPERATION.

                  (a) If an Event of Default shall occur and be continuing, at the request of the Lender the applicable Borrower shall cause any Acceptable Special Servicer to resign and shall cooperate in causing a replacement Acceptable Special Servicer to be appointed.

                  (b) Each Borrower shall facilitate the Lender's access to files and other information held by any Acceptable Special Servicer or other servicer with respect to Pledged Securities and with respect to the Commercial Mortgage Loans underlying such Pledged Securities and shall take all such action as the Lender shall reasonably request in connection with the Lender's request for reports and other information from any Issuer, trustee or master servicer.

                  SECTION 6. NEGATIVE COVENANTS

                  The Borrowers hereby agree that, so long as the Commitment remains in effect, the Note remains outstanding and unpaid, or any other amount is owing to the Lender hereunder, the Borrowers shall not:

                  6.1 FINANCIAL CONDITION COVENANTS.

                  (a) MAINTENANCE OF CONSOLIDATED TANGIBLE NET WORTH. In the case of LCS, on any date, permit Consolidated Tangible Net Worth to be less than an amount equal to the sum of (i) $60,000,000 and (ii) 75% of Consolidated Net Income (if positive) for each fiscal quarter of LCS, beginning with the fiscal quarter beginning December 1, 1997.

                  (b) MAINTENANCE OF LEVERAGE RATIOS. In the case of LCS, permit the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth at any time to be greater than 6.0 to 1.0; and

                  6.2 LIMITATION ON INDEBTEDNESS. In the case of LMBS, create, incur, assume or suffer to exist any Indebtedness, except:

                  (i) Indebtedness in respect of the Loans, the Notes, and other obligations of such Borrower under this Agreement;

                  (ii) the existing Indebtedness set forth on Schedule 4;

                  (iii) Indebtedness of LMBS in an aggregate amount outstanding not to exceed $50,000,000 incurred in connection with the First Chicago Financing; and

                  (iv) Indebtedness of LMBS to Persons of which LMBS is a Subsidiary or Affiliate.

                  (v) Indebtedness in favor of DLJ Mortgage Capital, Inc. granted by Parent, LCS and LMBS in connection with the DLJ Financing.

                  (vi) Indebtedness in favor of CS First Boston (Hong Kong) Limited granted by Parent, LCS and LMBS in connection with the First Boston Financing.

                  6.3 LIMITATION ON LIENS. In the case of LMBS, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                           (i) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; PROVIDED, that adequate reserves with respect thereto are maintained on the books of LMBS in conformity with GAAP;

                           (ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business and not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                           (iii) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                           (iv) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                           (v) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of LMBS; and

                           (vi) Liens in favor of the Lender under the Pledge Agreement;

                           (vii) Liens existing on the date hereof and set forth on Schedule 5; and

                           (viii) Liens in favor of The First National Bank of Chicago granted by LMBS in connection with the First Chicago Financing.

                           (ix) Liens in favor of DLJ Mortgage Capital, Inc. granted by Parent, LCS and LMBS in connection with the DLJ Financing.

                           (x) Liens in favor of CS First Boston (Hong Kong) Limited granted by Parent, LCS and LMBS in connection with the First Boston Financing.

                  6.4 LIMITATION ON GUARANTEE OBLIGATIONS. In the case of either Borrower, create, incur, assume or suffer to exist any Guarantee Obligation.

                  6.5 LIMITATIONS OF FUNDAMENTAL CHANGES. Enter into any transaction of acquisition or merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself

(or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its property, business or assets, or acquire by purchase or otherwise all or substantially all the business or assets of, or stock or other evidences of beneficial ownership of, any Person or any business unit, or make any material change in the present method of conducting business, except that:

                  (i) any Subsidiary may be merged or consolidated with or into a Borrower (PROVIDED, that such Borrower shall be the continuing or surviving corporation);

                  (ii) any Subsidiary may be merged or consolidated with or into any other Subsidiary; and

                  (iii) any Subsidiary may be dissolved if all or substantially all of the assets of such Subsidiary are transferred to a Borrower prior to or concurrently with such dissolution.

                  6.6 TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is otherwise permitted under this Agreement, is in the ordinary course of such Borrower's business and is upon fair and reasonable terms no less favorable to such Borrower than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate, or make any payment that is not otherwise permitted by this Section 6.6 to any Affiliate.

                  6.7 UNRELATED ACTIVITIES. In the case of LMBS, engage in any activity other than activities specifically permitted by this Section 6 or purchasing, financing and holding of commercial mortgage-backed securities and activities incident thereto.

                  6.8 LIMITATION ON SALE OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of, any of its property, business or assets (including, without limitation, receivables and leasehold interests) whether now owned or hereafter acquired other than property not material to the conduct of its business disposed of in the ordinary course of business.

                  SECTION 7. EVENTS OF DEFAULT

                  Upon the occurrence of any of the following events:

                           (a) The Borrowers shall fail to pay any principal on the Note when due in accordance with the terms thereof or hereof (other than pursuant to Section 2.10); or to pay any interest on the Note, or any other amount payable hereunder, within five Business Days after such amount becomes due in accordance with the terms thereof or hereof; or

                           (b) Any representation or warranty made or deemed made by any Credit Party herein or in any other Loan Document to which such Credit Party is a party, or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                           (c) Any Borrower shall default in the observance or performance of any agreement contained in Section 6 or the Parent shall default in the observance or performance of any agreement contained in
         Section 3 of the Collateral Support Agreement; or

                           (d) The Borrowers shall fail to comply with the provisions of Section 2.10 and a Borrowing Base Deficiency shall continue to exist one Business Day following the date on which the Lender provides notice of such Borrowing Base Deficiency to the Parent in accordance with Section 2(c) of the Collateral Support Agreement; or

                           (e) Any Credit Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document to which it is a party, and such default shall continue unremedied for a period of 30 Business Days; or

                           (f) Any Credit Party shall default under, or fail to perform as requested under, or shall otherwise breach the terms of, the Parent Credit Agreement, once established, (in the case of the financial covenants set forth therein whether or not the Parent Credit Agreement shall have terminated or for any other reason shall have ceased to be in full force and effect) and such default, failure to perform or breach continues beyond any applicable grace period (not to exceed 30 days); or

                           (g) Any Credit Party shall (i) default in any payment of principal of or interest of any Indebtedness other than the Note or in the payment of any Guarantee Obligation, in each case involving payment in respect of Indebtedness of $1,000,000 or more, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness of $1,000,000 or more or Guarantee Obligation of $1,000,000 or more or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

                           (h) (i) Any Credit Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to him, or seeking to adjudicate him a bankrupt or insolvent, or seeking reorganization, composition, extension or other relief with respect to his debts, or (B) seeking appointment of a receiver, conservator or other similar official for all or any substantial part of his assets, or such Credit Party shall make a general assignment for the benefit of his creditors; or (ii) there shall be commenced against such Credit Party any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of 60 days; or (iii) there shall be commenced against any Credit Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of his assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Credit Party shall take any action in furtherance of, or indicating his consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
         (iii) above; or (v) any Credit Party shall generally not, or shall be unable to, or shall admit in writing his inability to, pay his debts as they become due; or

                           (i) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through
         (vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower or any of the Subsidiaries to any tax, penalty or other liabilities which in the aggregate could reasonably be expected to have a Material Adverse Effect; or

                           (j) Either of the Pledge Agreement or the Collateral Support Agreement shall cease to be in full force and effect, or any Credit Party party thereto shall so assert in writing, or the security interests created by the Pledge Agreement shall cease to be fully perfected enforceable first priority security interests; or

                           (k) One or more judgments or decrees shall be entered against any Credit Party involving in the aggregate a liability (not paid or fully covered by insurance) of $1,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                           (l) LCS ceases to be a wholly-owned Subsidiary of the Parent, or LMBS ceases to be a direct, wholly-owned Subsidiary of LCS; or

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (h) above with respect to a Borrower, automatically the Commitment shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Note shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) the Lender may by notice to the Borrowers declare the Commitment to be terminated forthwith, whereupon the Commitment shall immediately terminate; and (ii) the Lender may, by notice of default to the Borrowers, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Note to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                  SECTION 8. MISCELLANEOUS

                  8.1 AMENDMENTS AND WAIVERS. Neither this Agreement, the Note, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. The Lender and the Credit Parties may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or the Note or changing in any manner the rights of the Lender or of the Credit Parties hereunder or thereunder or waiving, on such terms and conditions as the Lender may specify in such instrument, any of the requirements of this Agreement or the Note or any Default or Event of Default and its consequences. In the case of any waiver, the Credit Parties and the Lender shall be restored to their former position and rights hereunder and under the Note, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  8.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when sent, receipt electronically confirmed, addressed as follows or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Note:

                  The Borrowers:            c/o Lennar Capital Services, Inc.
                                            760 N.W. 107 Avenue, Suite 100
                                            Miami, FL 33172
                                            Attention:  Ms. Shelly Rubin
                                            Telephone: (305) 229-6440
                                            Telecopy:  (305) 226-7691

                  The Lender:               NationsBank of Texas, N.A.
                                            901 Main Street
                                            14th Floor
                                            Dallas, Texas 75202
                                            Attention: Mark A. Johnson
                                            Telephone: (214) 508-9349
                                            Telecopy:  (214) 508-0944

                                            NationsBank of Texas, N.A.
                                            901 Main Street, 66th Floor
                                            P.O. Box 831000
                                            Dallas, Texas  75283-1000
                                            Attention: Garrett M. Dolt
                                            Telephone: (214) 508-2664
                                            Telecopy:  (214) 508-0338

PROVIDED that any notice, request or demand to or upon the Lender pursuant to Sections 2.3, 2.7 and 2.9 shall not be effective until received.

                  8.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  8.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Note.

                  8.5 PAYMENT OF EXPENSES AND TAXES. Each of the Borrowers jointly and severally agrees (a) to pay or reimburse the Lender for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Note, the other Loan Documents and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Lender, (b) to pay or reimburse the Lender for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Note, the other Loan Documents and any such other documents, including, without limitation, reasonable fees and disbursements of counsel to the Lender, and (c) to pay, indemnify, and hold the Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Note, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold the Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Note, the other Loan Documents and any such other documents, or the use of the proceeds of the Loans (all the foregoing, collectively, the "indemnified liabilities"); PROVIDED, that the Borrowers shall have no obligation hereunder to the Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Lender, (ii) legal proceedings commenced against the Lender or the Issuer by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, or (iii) legal proceedings commenced against the Lender by or by any transferee. The agreements in this Section shall survive repayment of the Note and all other amounts payable hereunder.

                  8.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS; PURCHASING
LENDERS.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers and the Lender, all future holders of the Note and their respective successors and assigns, except that the Credit Parties may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of the Lender. The Lender may assign all or a portion of its rights and obligations hereunder to any bank or financial institution which, in the reasonable judgment of the Lender, has the financial wherewithal to perform the Lender's obligations hereunder.

                  (b) The Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more lenders or other entities ("PARTICIPANTS") participating interests in any Loan owing to the Lender, the Note, the Commitment or any other interest of the Lender hereunder and under the other Loan Documents. In the event of any such sale by the Lender of participating interests to a Participant, the Lender's obligations under this Agreement to the other parties to this

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

Agreement shall remain unchanged, the Lender shall remain solely responsible for the performance thereof, the Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Credit Parties shall, subject to Section 8.6(e), continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrowers agree that if amounts outstanding under this Agreement and the Note are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and the Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or the Note; PROVIDED, that such Participant shall only be entitled to such right of set-off if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Lenders the proceeds thereof as provided in Section 8.7. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.17, 2.18, and 8.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; PROVIDED FURTHER, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferee by such transferor Lender to such Participant had no such transfer occurred.

                  (c) The Lender may, in the ordinary course of its commercial lending business and in accordance with applicable law at any time sell to one or more additional lenders or other financial institutions ("PURCHASING LENDERS") all or any part of its rights and obligations under this Agreement and the Note pursuant to a Commitment Transfer Supplement, substantially in the form of EXHIBIT J, executed by such Purchasing Lender and the Lender and delivered; PROVIDED that if after giving effect to any such transfer and any prior transfers the Lender shall hold less than 50% of the Commitment or of the Loans, the Lender shall have received the written consent of the Borrowers (which consent shall not be unreasonably withheld). Upon such execution and delivery, from and after the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement, (x) the Purchasing Lender thereunder shall be party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of the Lender's rights and obligations under this Agreement, the Lender shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender arising from the purchase by such Purchasing Lender of all or portion of the rights and obligations of the Lender under this Agreement and the Note. On or prior to the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement, the Borrowers at their own expense, shall execute and deliver to the Purchasing Lender in exchange for the surrendered Note a new Note to the order of such Purchasing Lender in an amount equal to the Commitment assumed by it pursuant to such Commitment Transfer

Supplement and, if the Lender has retained a Commitment hereunder, a new Note to the order of the Lender in an amount equal to the Commitment retained by it hereunder. Such new Note shall be dated the Restatement Date and shall otherwise be in the form of the Note replaced thereby. The Note surrendered by the Lender shall be returned by the Lender to the Borrowers marked "canceled".

                  (d) The Borrowers authorize the Lender to disclose to any Participant or Purchasing Lender (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in the Lender's possession concerning the Borrowers and their affiliates which has been delivered to the Lender by or on behalf of the Borrowers pursuant to this Agreement or which has been delivered to the Lender by or on behalf of the Borrowers in connection with the Lender's credit evaluation of the Borrower and their affiliates prior to becoming a party to this Agreement.

                  (e) If, pursuant to this Section, any interest in this Agreement or the Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the Lender (for the benefit of the Lender, and the Borrowers) that under applicable law and treaties no taxes will be required to be withheld by the Borrowers or the Lender with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the Lender either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the Lender and the Borrower) to provide the Lender a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

                  (h) Nothing herein shall prohibit the Lender from pledging or assigning the Note to any Federal Reserve Bank in accordance with applicable law.

                  8.7 SET-OFF. In addition to any rights and remedies of the Lender provided by law, the Lender shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon the filing of a petition under any of the provisions of the federal bankruptcy act or amendments thereto by or against; the making of an assignment for the benefit of creditors by; the application for the appointment, or the appointment, of any receiver of any of the property of; the issuance of any execution against any of the property of; the issuance of a subpoena or order, in supplementary proceedings, against or with respect to any of the property of; or the issuance of a warrant of attachment against any of the property of; the Borrowers, to set-off and apply against any indebtedness, whether matured or unmatured, of the Borrowers to the Lender, any amount owing from the Lender to the Borrowers, at or at any time after, the happening of any of the above mentioned events, and the aforesaid right of set-off may be exercised by the Lender against the Borrowers or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Borrowers, or against anyone else claiming through or against the Borrowers or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by the Lender prior to the making, filing or issuance, or service upon the Lender of, or of notice of, any such petition; assignment for the benefit of creditors; appointment or application for the appointment of a receiver; or issuance of execution, subpoena, order or warrant. The Lender agrees promptly to notify the Borrowers after any such set-off and application made by the Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

                  8.8 COUNTERPARTS. This Agreement may be executed by one or both of the parties to this Agreement on separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  8.9 GOVERNING LAW. This Agreement and the Note and the rights and obligations of the parties under this Agreement and the Note shall be governed by, and construed and interpreted in accordance with, the law of the State of Texas, without giving effect to the conflict of laws provisions thereof.

                  8.10 INTEREST RATES.

                  (a) It is the intention of the parties hereto that the Loans made hereunder shall conform strictly to applicable usury laws. Accordingly, none of the terms and provisions contained in this Agreement or any of the other Loan Documents shall be construed to create a contract to pay interest to the Lender for the use, forbearance or detention of money at a rate in excess of the highest lawful rate applicable (the "MAXIMUM LAWFUL RATE"), and, for purposes of this Section 8.10, "interest" shall include the aggregate of all charges or other consideration which constitute interest under applicable laws (whether or not denominated as interest) and are contracted for, taken, reserved, charged or received under any of this Agreement or the other Loan Documents or otherwise in connection with the transactions contemplated by this Agreement and the other Loan Documents. If as a result of prepayment, acceleration of maturity or otherwise, the effective rate of interest which would otherwise be payable to the Lender under this Agreement or any other Loan Document would exceed the Maximum Lawful Rate for the period during which the principal amount of any Loan was outstanding, or if the Lender shall receive moneys or other consideration that is deemed to constitute interest that would increase the effective rate of interest payable by the Borrowers to the Lender under this Agreement or any other Loan Document to a rate in excess of the Maximum Lawful Rate for the period during which the principal amount of any Loan was outstanding, then (i) the amount of interest that would otherwise be payable by the Borrowers to the Lender under this Agreement and the other Loan Documents shall be reduced to the Maximum Lawful Rate, and (ii) any interest paid by the Borrowers to the Lender in excess of the Maximum Lawful Rate shall be credited by the Lender as an optional prepayment of the Loans and, thereafter, shall be returned to the Borrowers. All calculations of the rate or amount of interest contracted for, taken, reserved, charged or received by the Lender under any of this Agreement and the other Loan Documents that are made for the purpose of determining whether such rate or amount exceeds the Maximum Lawful Rate shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading interest payable hereunder during the full stated term of all of the Loans owed to the Lender.

                  (b) If at any time and from time to time (i) the amount of interest payable to the Lender on any date would otherwise exceed the Maximum Lawful Rate, the amount of interest payable to the Lender shall be limited to the Maximum Lawful Rate pursuant to paragraph (a) above and (ii) in respect of any subsequent interest computation period, the amount of interest otherwise payable to the Lender would be less than the amount of interest payable to the Lender computed at the Maximum Lawful Rate, then the amount of interest payable in respect of such subsequent computation period shall be computed at the Maximum Lawful Rate until the earlier to occur of (x) the date upon which the total amount of interest payable to the Lender shall equal the total amount of interest that would have been payable to the Lender if the total amount of interest had been computed without giving effect to paragraph (a) above, or (y) payment in full of all Loans held by such Lender.

                  (c) Without limiting the application of this Section 8.10, insofar as the provisions of Article 5069-1.04, Title 79 of the Revised Civil Statutes of Texas, 1925, as amended, are deemed applicable to the determination of the Maximum Lawful Rate with respect to any of the Loans, the indicated rate ceiling computed from time to time pursuant to Section (a) of such Article shall apply to such Loans; PROVIDED that to the extent permitted by such Article, the Lender may from time to time by notice to the Borrowers revise the election of such interest rate ceiling as such ceiling affects the then current or future balances of the Loans and other obligations held by the Lender.

                  (d) Without limiting the application of this Section 8.10, pursuant to Article 5069-15.10(b), Title 79, Revised Civil Statutes of Texas, 1925, as amended, the provisions of Chapter 15, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended, shall not apply to this Agreement, the other Loan Documents or the transactions contemplated hereby.

                  8.11 SUBMISSION TO JURISDICTION; WAIVERS. EACH OF THE BORROWERS HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                           (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF TEXAS, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF TEXAS, AND APPELLATE COURTS FROM ANY THEREOF;

                           (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                           (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH BORROWER AT ITS ADDRESS SET FORTH IN SECTION 8.2 OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

                           (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

                           (E) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT HE MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

                  8.12 WAIVER OF JURY TRIAL. EACH OF THE BORROWERS AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTE AND FOR ANY COUNTERCLAIM THEREIN.

                  8.13 ACKNOWLEDGMENTS. Each Borrower hereby acknowledges that:

                           (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Note and the other Loan Documents to which it is a party;

                           (b) the Lender has no fiduciary relationship to any Borrower, and the relationship between the Borrowers on one hand, and the Lender, on the other hand, is solely that of debtor and creditor; and

                           (c) no joint venture exists among the Credit Parties and the Lender.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York as of the day and year first above written.

                                  BORROWERS

                                  LENNAR CAPITAL SERVICES, INC.
                                    (formerly known as LENNAR FINANCIAL
                                    SERVICES, INC.)

                                  By: /s/ MARK A. GRIFFITH
                                      ------------------------------------------
                                      Title: VICE PRESIDENT

                                  LENNAR MBS, INC.

                                  By: /s/ MARK A. GRIFFITH
                                      ------------------------------------------
                                      Title: VICE PRESIDENT

                                  LENDER

COMMITMENT:                       NATIONSBANK OF TEXAS, N.A.

$25,000,000
                                  By: /s/ BOB L. CARTER
                                      ------------------------------------------
                                      Title: Senior Vice President

                                  LENDING OFFICE FOR COMPENSATING BALANCE RATE
                                  LOANS, FEDERAL FUNDS RATE LOANS AND EURODOLLAR
                                  LOANS:

                                  NationsBank Texas
                                  901 Main Street
                                  14th Floor
                                  Dallas, Texas  75202
                                  ABA 111000025
                                  Corporate Loans Funds Transfer
                                  Account [129-2000883]